Exhibit 99.1
July 31, 2008

Media Contact:	William H. Galligan bgalligan@kcsouthern.com	Phone: 816/983-1551
KCS Reports Record Second Quarter Revenues for the 3 Months Ending June 30, 2008;
Operating Ratio of 78.5%, EPS of $0.56
Second Quarter Highlights
•	Revenues of $486.2 million, a 13.8% increase over 2007 with all business units experiencing increases.

•	Operating income of $104.6 million compared with $83.1 million in 2007, a 25.9% increase.

•	Operating ratio of 78.5%, a 2-point improvement over the prior year period.

•	Diluted EPS of $0.56 compared with $0.30 in 2007, an 86.7% increase.
Kansas City, MO. Kansas City Southern (KCS) (NYSE:KSU) reported record second quarter revenues of $486.2 million, a 13.8% increase over second quarter 2007. The revenue growth was attributable to a continued strong pricing environment, significant growth in certain business units and an increase in fuel surcharges.
For the second quarter, KCS revenue growth was led by the chemical and petroleum sector which had revenue growth of 19.9% driven by new business primarily in plastic products. Carloads in this sector were 13.2% higher than in the prior year period. Agriculture and minerals experienced revenue increases of 18.4% quarter-over-quarter. In addition, in the second quarter, revenues in industrial and consumer products, which includes forest products, metals and scrap and other commodities, increased 12.4%. Intermodal revenue grew 20.3%, automotive revenues increased 10.3% and coal revenue improved 5.7%.
Second quarter operating expenses were $381.6 million, an increase of 10.9% over the prior year period, primarily driven by a 38.8% increase in fuel expense. Excluding the impact of fuel expense, operating expenses were up 4.3%.
Operating income for the second quarter of 2008 was $104.6 million compared with $83.1 million last year, a 25.9% improvement. The second quarter 2008 operating ratio was 78.5%, a 2.0 point improvement compared with second quarter 2007.
Net income available to common shareholders in the second quarter totaled $50.5 million, or $0.56 per diluted share, compared with $25.3 million, and $0.30 per diluted share, respectively, in second quarter 2007.

Comments from the Chairman
“All the positive revenue and operational trends that highlighted KCS’ first quarter performance were even more pronounced over the prior three months resulting in a strong second quarter,” stated Chairman and Chief Executive Officer Michael R. Haverty. “Record revenues, a 26% increase in operating income, and productivity measured by increased velocity, higher locomotive availability and lower terminal dwell times contributed to strong performance and were important factors resulting in a two point improvement in the operating ratio to 78.5%.
“Also notable is that KCS recorded volume growth despite a U.S. economy that has provided a downward pressure on traffic related to building materials, appliances and automobiles. Volume pressure in those areas was more than compensated for by double digit volume gains in chemicals, metals and scrap, and a 44% increase in container volumes out of Lázaro Cárdenas.
“KCS’ diversified revenue portfolio and unique cross-border network characterized by a well-balanced mix of established customers and new business opportunities are central to the Company’s belief that we will be the fastest growing railroad in North America over the foreseeable future.”
Headquartered in Kansas City, Missouri, Kansas City Southern is a transportation holding company that has railroad investments in the U.S., Mexico and Panama. Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S. Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal. Kansas City Southern’s North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.
This press release includes statements concerning potential future events involving the Company, which could materially differ from the events that actually occur. The differences could be caused by a number of factors including those factors identified in the “Risk Factors” and the “Cautionary Information” sections of the Company’s Form 10-K for the year ended December 31, 2007, filed by the Company with the Securities and Exchange Commission (SEC) (Commission file no. 1-4717). The Company will not update any forward-looking statements in this press release to reflect future events or developments.

Kansas City Southern
Income Statement
(In millions, except share and per share amounts)
(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007

Revenues	$486.2	$427.1	$936.8	$838.4

Operating expenses:
Compensation and benefits	98.3	98.5	204.4	198.4
Purchased services	49.7	43.1	94.6	89.8
Fuel	91.2	65.7	169.1	128.2
Equipment costs	47.9	48.5	93.7	93.4
Depreciation and amortization	40.8	40.8	81.5	78.9
Casualties and insurance	19.2	17.5	38.2	36.9
Materials and other costs	34.5	29.9	67.3	57.3

Total operating expenses	381.6	344.0	748.8	682.9

Operating income	104.6	83.1	188.0	155.5

Equity in net earnings of unconsolidated affiliates	4.7	2.8	8.8	3.9
Interest expense	(27.7)	(41.6)	(67.2)	(81.0)
Debt retirement costs	(5.6)	(6.9)	(5.6)	(6.9)
Foreign exchange gain	5.7	3.4	8.2	0.3
Other income	0.2	3.3	3.2	3.9

Income before income taxes and minority interest	81.9	44.1	135.4	75.7
Income tax expense	26.4	13.8	42.1	23.1

Income before minority interest	55.5	30.3	93.3	52.6
Minority interest	0.1	0.1	0.2	0.2

Net income	55.4	30.2	93.1	52.4
Preferred stock dividends	4.9	4.9	9.7	10.1

Net income available to common shareholders	$50.5	$25.3	$83.4	$42.3

Earnings per share:
Basic earnings per share	$0.64	$0.33	$1.07	$0.56

Diluted earnings per share	$0.56	$0.30	$0.94	$0.52

Average shares outstanding (in thousands):
Basic	79,272	75,892	77,896	75,737
Potential dilutive common shares	19,874	14,840	20,804	14,813

Diluted	99,146	90,732	98,700	90,550

Kansas City Southern
Revenue & Carloadings By Commodity – Second Quarter 2008
(Dollars in Millions)

Carloadings				Revenue
Second Quarter		%		Second Quarter		%
2008	2007	Change		2008	2007	Change
			Coal
56,015	64,721	(13.5%)	Unit Coal	$38.2	$36.9	3.5%
12,687	12,884	(1.5%)	Other Coal	9.9	8.6	15.1%

68,702	77,605	(11.5%)	Total	48.1	45.5	5.7%

			Industrial & Consumer Products
41,165	47,297	(13.0%)	Forest Products	60.0	61.1	(1.8%)
31,029	24,008	29.2%	Metal/Scrap	47.3	31.2	51.6%
29,117	28,726	1.4%	Other	32.7	32.3	1.2%

101,311	100,031	1.3%	Total	140.0	124.6	12.4%

			Chemical & Petroleum Products
5,058	3,561	42.0%	Agri Chemicals	6.8	4.2	61.9%
26,707	26,959	(0.9%)	Other Chemicals	39.7	36.1	10.0%
16,567	15,245	8.7%	Petroleum	25.0	18.8	33.0%
16,231	11,264	44.1%	Plastics	22.4	19.2	16.7%

64,563	57,029	13.2%	Total	93.9	78.3	19.9%

			Agriculture & Minerals
40,093	42,596	(5.9%)	Grain	68.7	57.2	20.1%
14,918	15,733	(5.2%)	Food Products	25.3	24.5	3.3%
15,752	12,897	22.1%	Ores & Minerals	16.6	11.2	48.2%
4,834	4,477	8.0%	Stone, Clay & Glass	7.1	6.5	9.2%

75,597	75,703	(0.1%)	Total	117.7	99.4	18.4%

			Intermodal & Automotive
127,512	121,160	5.2%	Intermodal	40.3	33.5	20.3%
27,666	28,615	(3.3%)	Automotive	32.1	29.1	10.3%

155,178	149,775	3.6%	Total	72.4	62.6	15.7%

465,351	460,143	1.1%	TOTAL FOR BUSINESS UNITS	472.1	410.4	15.0%
			Other Revenue	14.1	16.7	(15.6%)

465,351	460,143	1.1%	TOTAL	$486.2	$427.1	13.8%

Kansas City Southern
Revenue & Carloadings By Commodity – Year to Date June 30, 2008
(Dollars in Millions)

Carloadings				Revenue
Year to Date		%		Year to Date		%
2008	2007	Change		2008	2007	Change
			Coal
115,135	127,020	(9.4%)	Unit Coal	$75.2	$72.5	3.7%
26,338	25,728	2.4%	Other Coal	19.9	18.1	9.9%

141,473	152,748	(7.4%)	Total	95.1	90.6	5.0%

			Industrial & Consumer Products
83,878	91,947	(8.8%)	Forest Products	119.7	118.0	1.4%
58,313	53,239	9.5%	Metal/Scrap	87.0	67.9	28.1%
53,898	56,900	(5.3%)	Other	57.2	60.9	(6.1%)

196,089	202,086	(3.0%)	Total	263.9	246.8	6.9%

			Chemical & Petroleum Products
9,079	6,991	29.9%	Agri Chemicals	12.2	8.4	45.2%
52,980	49,730	6.5%	Other Chemicals	76.6	65.9	16.2%
33,056	33,149	(0.3%)	Petroleum	49.1	42.1	16.6%
31,093	21,743	43.0%	Plastics	42.7	37.5	13.9%

126,208	111,613	13.1%	Total	180.6	153.9	17.3%

			Agriculture & Minerals
80,472	81,752	(1.6%)	Grain	135.0	109.2	23.6%
29,464	31,764	(7.2%)	Food Products	48.7	49.5	(1.6%)
28,275	27,105	4.3%	Ores & Minerals	29.3	23.0	27.4%
9,186	7,952	15.5%	Stone, Clay & Glass	13.5	11.5	17.4%

147,397	148,573	(0.8%)	Total	226.5	193.2	17.2%

			Intermodal & Automotive
251,579	250,465	0.4%	Intermodal	76.1	66.3	14.8%
54,878	51,454	6.7%	Automotive	60.4	52.8	14.4%

306,457	301,919	1.5%	Total	136.5	119.1	14.6%

917,624	916,939	0.1%	TOTAL FOR BUSINESS UNITS	902.6	803.6	12.3%
			Other Revenue	34.2	34.8	(1.7%)

917,624	916,939	0.1%	TOTAL	$936.8	$838.4	11.7%